CLEAR Announces Third Quarter 2025 Financial Results

NEW YORK, November 6, 2025 – Clear Secure, Inc. (NYSE: YOU), the secure identity company, has released financial results for the third quarter of fiscal year of 2025 on its Investor Relations website at https://ir.clearme.com.

Third Quarter Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $229.2 million was up 15.5%; Total Bookings of $260.1 million were up 14.3%
●Operating income of $52.6 million, representing a 23.0% Operating income margin
●Net income of $45.1 million, representing a 19.7% net income margin; Adjusted EBITDA of $70.1 million, representing a 30.6% Adjusted EBITDA margin
●Earnings per Common Share Basic and Diluted of $0.29 and $0.29
●Net cash used in operating activities of $(47.3) million; Free Cash Flow of $(53.5) million; both figures reflect the annual payment to our credit card partner of ~$229 million

Operational Achievements
●Active CLEAR+ Members grew to 7.7 million in the third quarter, up 7.5% year-over-year
●Expansion of CLEAR+ in the U.S. for international travelers to over 40 countries as of today
●60 CLEAR+ airports, 4 domestic CLEAR Mobile airports, and 328 TSA PreCheck® Enrollment locations as of September 30, 2025
●eGates launched across 10 airports, with plans to expand to 30 airports by end of year and network wide in 2026
●CLEAR Concierge, a premium, personalized on-demand airport service now offered at 23 airports
●Momentum continues in CLEAR1, with a record number of new enterprise customers signed this quarter

Capital Allocation Activities
●Approximately $16.7 million returned to shareholders in the third quarter of 2025, related to our regular quarterly dividend of $0.125 per share and distributions
●Clear Secure, Inc. announced today that its Board of Directors has declared a quarterly cash dividend of $0.125 per share, payable on December 24, 2025 to shareholders of record of Class A Common Stock and Class B Common Stock as of the close of business on December 10, 2025

Fourth Quarter and Full Year 2025 Guidance
●Fourth quarter 2025 Revenue of $234-237 million, representing 14.2% year-over-year growth at the midpoint
●Fourth quarter 2025 Total Bookings of $265-270 million, representing 16.8% year-over-year growth at the midpoint and accelerating growth relative to Q3 2025
●Full Year 2025 Adjusted EBITDA margin expansion reaffirmed
●Full Year 2025 Free Cash Flow guidance increased from at least $310 million to at least $320 million

“It is an incredibly important time to be a secure identity company, as cyber security breaches and fraud are reaching all-time highs. The trusted CLEAR brand is resonating across CLEAR Travel and CLEAR1 Members, enterprise customers and partners.” said Caryn Seidman Becker, CLEAR’s CEO

Conference Call Details
CLEAR will host a conference call to discuss these results at 8:00 AM (ET) today. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +1-215-268-9854 for international participants. Listeners can access the live webcast https://event.choruscall.com/mediaframe/webcast.html?webcastid=U1ucB6Pd. A webcast replay will be available after the event on the investor relations website at https://ir.clearme.com.

About CLEAR
CLEAR's mission is to strengthen security and create frictionless experiences. With over 36 million Members and a growing network of partners across the world, CLEAR's secure identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you – making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right. Members are always in control of their own information, and we do not sell biometric or sensitive personal data. For more information, visit clearme.com.

Key Performance Indicators

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Total Revenue (in millions)	$198.4	$206.3	$211.4	$219.5	$229.2
YoY Growth	23.7%	20.7%	18.0%	17.5%	15.5%

Total Bookings (in millions)	$227.5	$228.9	$207.2	$222.9	$260.1
YoY Growth	18.7%	17.2%	14.8%	13.1%	14.3%

Total Cumulative Enrollments (in thousands)	26,453	28,906	31,215	33,472	35,751
Sequential Change	2,232	2,453	2,309	2,257	2,279
YoY Growth	42.3%	43.1%	42.3%	38.2%	35.1%

Total Cumulative Platform Uses (in thousands)	220,413	234,842	248,895	264,830	280,329
Sequential Change	13,740	14,429	14,053	15,935	15,499
YoY Growth	31.7%	29.9%	29.2%	28.1%	27.2%

Active CLEAR+ Members (in thousands)	7,150	7,315	7,415	7,626	7,683
Sequential Change	55	165	100	211	57
YoY Growth	12.2%	8.9%	9.1%	7.5%	7.5%

Annual CLEAR+ Gross Dollar Retention	89.0%	88.5%	87.1%	87.3%	86.9%
Sequential Change	(0.3)%	(0.5)%	(1.4)%	0.2%	(0.4)%
YoY Growth (Decline)	1.0%	(0.8)%	(2.7)%	(2.0)%	(2.1)%

Annual CLEAR+ Member Usage	7.1x	7.1x	7.1x	7.0x	7.0x
Sequential Change	(0.3)	—	—	(0.1)	—
YoY Decline	(15.7)%	(13.1)%	(8.7)%	(5.3)%	(2.7)%

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$75,766	$66,892
Marketable securities	454,876	542,605
Accounts receivable	1,631	511
Prepaid revenue share fee	26,494	24,652
Prepaid expenses and other current assets	30,271	27,558
Total current assets	589,038	662,218
Property and equipment, net	54,850	56,869
Right of use asset, net	101,603	108,885
Intangible assets, net	10,260	15,300
Goodwill	62,684	62,757
Restricted cash	2,765	3,456
Other assets	304,547	285,447
Total assets	$1,125,747	$1,194,932
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,358	$18,020
Accrued liabilities	154,534	185,281
Deferred revenue	469,793	439,753
Total current liabilities	632,685	643,054
Other long term liabilities	327,061	313,938
Total liabilities	959,746	956,992
Commitments and contingencies
Class A Common Stock, $0.00001 par value - 1,000,000,000 shares authorized; 97,194,264 and 97,193,561 shares issued and outstanding, respectively, as of September 30, 2025 and 96,794,826 shares issued and outstanding as of December 31, 2024	1	1
Class B Common Stock, $0.00001 par value - 100,000,000 shares authorized; 351,787 shares issued and outstanding as of September 30, 2025 and 677,234 shares issued and outstanding as of December 31, 2024	—	—
Class C Common Stock, $0.00001 par value - 200,000,000 shares authorized; 15,945,891 shares issued and outstanding as of September 30, 2025 and 15,287,620 shares issued and outstanding as of December 31, 2024	—	—
Class D Common Stock, $0.00001 par value - 100,000,000 shares authorized; 19,630,246 shares issued and outstanding as of September 30, 2025 and 24,896,690 shares issued and outstanding as of December 31, 2024	—	—
Accumulated other comprehensive income	808	343
Treasury stock at cost, 0 shares as of September 30, 2025 and December 31, 2024	—	—
Retained earnings	101,247	83,778
Additional paid-in capital	46,513	114,231
Total stockholders’ equity attributable to Clear Secure, Inc.	148,569	198,353
Non-controlling interest	17,432	39,587
Total stockholders’ equity	166,001	237,940
Total liabilities and stockholders’ equity	$1,125,747	$1,194,932

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$229,193	$198,424	$660,028	$564,218

Operating expenses:
Cost of revenue share fee	31,679	28,592	92,444	79,049
Cost of direct salaries and benefits	47,728	44,825	146,169	125,198
Research and development	17,996	17,424	55,224	54,939
Sales and marketing	12,938	11,607	40,809	34,236
General and administrative	58,816	53,919	172,086	162,180
Depreciation and amortization	7,424	6,970	20,724	19,503
Operating income	52,612	35,087	132,572	89,113

Other income (expense):
Interest income, net	6,622	7,252	18,580	25,424
Other income (expense), net	1,641	436	(1,966)	1,291
Income before tax	60,875	42,775	149,186	115,828
Income tax expense	(15,731)	(4,751)	(27,584)	(7,125)
Net income	45,144	38,024	121,602	108,703
Less: net income attributable to non-controlling interests	16,865	14,559	43,196	42,313
Net income attributable to Clear Secure, Inc.	$28,279	$23,465	$78,406	$66,390

Net income per share of Class A Common Stock and Class B Common Stock
Net income per common share basic, Class A	$0.29	$0.25	$0.82	$0.71
Net income per common share basic, Class B	$0.29	$0.25	$0.82	$0.71
Net income per common share diluted, Class A	$0.29	$0.25	$0.81	$0.71
Net income per common share diluted, Class B	$0.29	$0.25	$0.81	$0.71
Weighted-average shares of Class A Common Stock outstanding, basic	95,912,490	92,702,778	94,744,889	92,174,755
Weighted-average shares of Class B Common Stock outstanding, basic	503,961	891,582	597,245	901,979
Weighted-average shares of Class A Common Stock outstanding, diluted	97,832,791	94,279,071	96,465,599	93,263,943
Weighted-average shares of Class B Common Stock outstanding, diluted	503,961	891,582	597,245	901,979

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net income	$121,602	$108,703
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation of property and equipment	17,529	16,347
Amortization of intangible assets	3,195	3,156
Noncash lease expense	4,759	4,804
Impairment of strategic investment	4,719	—
Equity-based compensation	27,674	27,038
Deferred income tax	19,306	701
Amortization of revolver loan costs	99	169
Gain on divestiture of a business	(635)	—
Premium amortization and (discount accretion), net on marketable securities	(744)	(6,330)
Changes in operating assets and liabilities:
Accounts receivable	(1,285)	(113)
Prepaid expenses and other assets	(500)	(4,379)
Prepaid revenue share fee	(1,842)	(777)
Accounts payable	(6,160)	(475)
Accrued and other long term liabilities	(36,147)	(26,304)
Deferred revenue	30,046	40,825
Operating lease liabilities	(7,584)	(4,300)
Net cash provided by operating activities	$174,032	$159,065

Investing activities:
Purchases of marketable securities	(475,971)	(703,132)
Sales of marketable securities	565,072	861,683
Proceeds from divestiture	2,700	—
Purchase of strategic investment	(514)	(1,000)
Purchases of property and equipment	(18,318)	(9,259)
Purchases of intangible assets	—	(318)
Net cash provided by investing activities	$72,969	$147,974

Financing activities:
Repurchase of Class A Common Stock	(126,345)	(225,160)
Payment of dividend	(35,621)	(27,218)
Payment of special dividend	(25,316)	(28,828)
Distributions to members	(14,310)	(20,114)
Tax distribution to members	(26,096)	(24,979)
Payment of taxes on net settled stock-based awards	(10,881)	(6,729)
Other financing activities	(334)	(154)
Net cash used in financing activities	$(238,903)	$(333,182)

Net increase (decrease) in cash, cash equivalents, and restricted cash	8,098	(26,143)
Cash, cash equivalents, and restricted cash, beginning of period	70,348	62,401
Exchange rate effect on cash and cash equivalents, and restricted cash	85	37
Cash, cash equivalents, and restricted cash, end of period	$78,531	$36,295

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, net income margin, net cash provided by (used in) operating activities or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands, unless otherwise indicated. We periodically reassess the components of our Non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions to ensure the adjustments remain relevant and meaningful.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income adjusted for income taxes, interest (income), net, depreciation and amortization, impairment and losses on asset disposals, equity-based compensation expense, net other (income) expense excluding sublease rental income, acquisition-related costs and changes in fair value of contingent consideration. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are important financial measures used by management and our board of directors (“Board”) to evaluate business performance. We believe Adjusted EBITDA and Adjusted EBITDA Margin assist investors in evaluating the performance of the Company’s core operations by excluding certain items that impact the comparability of results from period to period.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities adjusted for purchases of property. With regards to our CLEAR+ subscription service, we generally collect cash from our Members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business.

Information reconciling forward-looking net cash provided by operating activities to our free cash flow guidance is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliation. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future net cash provided by operating activities.

See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

Cautionary Note Concerning Forward-Looking Statements

This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, capital structure, business strategy and plans and objectives of management for future operations, as well as statements regarding business momentum, growth, anticipated demand for our products and services and our business prospects during 2025, as well as expected impacts from our pricing actions, and our guidance for the third quarter and full year 2025. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on the Company. Investors are cautioned that any and such forward looking statement are not guarantees of future performance or results and involve risks and uncertainties (some of which are beyond the Company’s control), and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to: risks relating to adding and retaining Members and partners, including Active CLEAR+ Members, or failing to increase the utilization of our platform; our inability to meet stakeholder expectations or maintain the value and reputation of our brand; failure to successfully compete, and the highly competitive market in which we operate; risks associated with the increased adoption of new technological solutions and services, including third-party identity verification solutions and credential authentication solutions; public confidence in, and acceptance of, identity platforms and biometrics generally, and our platform specifically; failure to successfully implement strategies to increase adoption of our platform or expand into new verticals; risks associated with our commercial agreements and strategic alliances, as well as potential indemnification obligations and certain of our agreements with third parties; risks related to the dependence of portions of our business and results of operations on concessionaire agreements; risks associated with our growth and ability to develop and introduce platform features and offerings, and the need for adequate research and development resources; risks associated with any decline or disruption in the travel industry or a general economic downturn; risks related to our need for additional capital to support our business growth and objectives, and risks that this capital may not be available to us on reasonable terms (or at all) and may result in shareholder dilution; risks associated with acquisitions and other strategic transactions; the need for high-quality personnel; risks associated with the complexity of our platform, including the negative impacts of any errors, system failures or the successful implementation of upgrades or new technology; the risk that our marketing efforts may not be effective; risks associated with changes in the Internet browsers and mobile device accessibility of Members; the ability to maintain our corporate culture; risks associated with payment processing; potential adverse impacts of climate change; our limited experience operating outside of the United States and risks associated with international operations; risks associated with breaches of our information technology systems or those of third parties upon which we rely, protection of our intellectual property, technology and confidential information and failures by third-party technology and devices on which our business relies; our reliance on third-party technology and information systems and our ability to find alternatives if such technology and information systems fail; potential liability due to the infringement on third-party intellectual property by technologies that we incorporate into our products; our ability to meet the standards set for our airport operations by governmental stakeholders; the risk that we may be sued by third parties for alleged infringement, misappropriation or other violations of intellectual property and other proprietary rights; risks associated with the actual or perceived failure to comply with applicable biometrics, artificial intelligence, health information and data privacy laws; failure to comply with the constantly evolving laws and regulations that we are or may become subject to; potential legal proceedings, regulatory disputes and governmental inquiries; coverage afforded under our insurance policies may be inadequate; risks associated with the use of “open source” software; limitations of the SAFETY Act’s liability protections; risks associated with our financial performance, including the risk of increased expenses and net losses in the near term and our ability to achieve or sustain profitability in the future; the failure of our estimates or judgments relating to our critical accounting policies; the risk that our focus on delivering a safe, reliable, predictable and frictionless Member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected; risks associated with our structure as a holding company, and our reliance on Alclear Holdings, LLC for certain distributions; risks associated with dividend payments and share repurchases; risks associated with our organizational structure, including those related to our Tax Receivable Agreement; the control of the Company by our co-founder, whose interests in our business may be different than those of our other stockholders; restrictions under our Credit Agreement; the unpredictable nature of tax attributes that will impact our tax treatment; substantial future sales of shares of our Class A Common Stock could cause our stock price to fall; failure to maintain adequate internal controls; the risk that provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third party; the volatility of our stock price; risks related to the founder performance-based restricted stock unit awards granted at the time of our initial public offering; future issuances of securities, including preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock; and other risks and uncertainties indicated in the Company’s Securities and Exchange Commission (the "SEC") common stock reports or documents filed or to be filed with the SEC. Forward-looking statements included in this release speak only as of the date of this release or any earlier date specified for such statements. The Company disclaims any obligation to update any forward looking statements contained herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements .

Reconciliation of Net Income to Adjusted EBITDA and Net Income Margin to Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net income	$45,144	$38,024	$121,602	$108,703
Income tax expense	15,731	4,751	27,584	7,125
Interest income, net	(6,622)	(7,252)	(18,580)	(25,424)
Other (income) expense, net	(1,197)	9	3,307	42
Depreciation and amortization	7,424	6,970	20,724	19,503
Equity-based compensation expense	9,583	6,143	27,674	27,038
Adjusted EBITDA	$70,063	$48,645	$182,311	$136,987

Revenue	$229,193	$198,424	$660,028	$564,218
Net income Margin	19.7%	19.2%	18.4%	19.3%
Adjusted EBITDA Margin	30.6%	24.5%	27.6%	24.3%
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(47,299)	$(35,868)	$174,032	$159,065
Purchases of property and equipment	(6,171)	(2,043)	(18,318)	(9,259)
Free Cash Flow	$(53,470)	$(37,911)	$155,714	$149,806

Definitions of Key Performance Indicators
To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total Cumulative Enrollments, Total Cumulative Platform Uses, Active CLEAR+ Members, Annual CLEAR+ Gross Dollar Retention, and Annual CLEAR+ Member Usage.

Total Bookings
Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR+ subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator.
Total Cumulative Enrollments
We define Total Cumulative Enrollments as the number of enrollments since inception as of the end of the period. An Enrollment is defined as any Member who has registered for the CLEAR platform since inception and has a profile (including limited time free trials regardless of conversion to paid membership) net of duplicate and/or purged accounts. This includes CLEAR+ Members who have completed enrollment with CLEAR and have activated a payment method at any time, plus associated family accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new Members are potentially a current and leading indicator of revenues.
Total Cumulative Platform Uses
We define Total Cumulative Platform Uses as the number of individual engagements across CLEAR use cases, including CLEAR+, CLEAR Mobile, our flagship app, and CLEAR1, since inception as of the end of the period. Management views this metric as an important tool to analyze the level of engagement of our Member base which can be a leading indicator of future growth, retention and revenue.

Active CLEAR+ Members
We define Active CLEAR+ Members as the number of members with an active CLEAR+ subscription as of the end of the period. This includes CLEAR+ members who have an activated payment method, plus associated family accounts and is inclusive of members who are in a limited time free trial or in a billing grace period after a billing failure during which time we attempt to collect payment; we exclude duplicate and/or purged accounts. Management views this as an important tool to measure the growth of its CLEAR+ product.

Annual CLEAR+ Gross Dollar Retention
We define Annual CLEAR+ Gross Dollar Retention as the net bookings collected from a Fixed Cohort of Members during the Current Period as a percentage of the net bookings collected from the same Fixed Cohort during the Prior Period. The Current Period is the 12-month period ending on the reporting date, the Prior Period is the 12-month period ending on the reporting date one year earlier. The Fixed Cohort is defined as all Active CLEAR+ Members as of the last day of the Prior Period who have activated a payment method for our in-airport CLEAR+ service, including their registered family plan Members. Bookings received from a third party as part of a partnership agreement are excluded from both periods. Active CLEAR+ Members, including those on a free or discounted plan, or who receive a full statement credit, only impact Annual CLEAR+ Gross Dollar Retention to the extent that they are paying anything out-of-pocket on behalf of themselves or a registered family plan Member. Management views this metric to be reflective of our business objective of optimizing revenue.

Annual CLEAR+ Member Usage
We define Annual CLEAR+ Member Usage as the total number of unique airport verifications (via CLEAR+ or CLEAR Mobile) by our CLEAR+ Members in the 365 days prior to the end of the period divided by Active CLEAR+ Members as of the end of the period who have been enrolled for at least 365 days. The numerator includes only verifications of the population in the denominator. Management views this as an important tool to analyze the level of engagement of our Active CLEAR+ Member base.

Investor Contact
CLEAR
ir@clearme.com

Media Contact
CLEAR
media@clearme.com